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                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the First Federal Savings Bank Savings Investment Plan of our report dated January 24, 1997, with respect to the consolidated financial statements and schedules of First Federal Capital Corp. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP



May 9, 1997
Milwaukee, Wisconsin